LEGAL ACCESS TECHNOLOGIES, INC. AND AMERICAN DESIGN GROUP, INC.

AMENDMENT TO

COMMON STOCK PURCHASE AGREEMENT

AMENDING THE AGREEMENT DATED SEPTEMBER 29, 2003

NOVEMBER 17, 2003

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Amendment to Common Stock Purchase Agreement

This Amendment to Common Stock Purchase Agreement ("Agreement") is entered into effective this 17 th day of November 2003, by and between Legal Access Technologies, Inc., a Nevada company ("LATI") and American Design Group, Inc., a California company ("ADGI" or the "Company") and the Sellers listed on the signature page of this Agreement who are each shareholders of ADGI (each a "Seller" and collectively, the "Sellers") and are the holders of at least 90% of the capital stock of ADGI. The parties to this Agreement are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties". This Agreement replaces, in full, that certain Common Stock Purchase Agreement, signed by the Parties on September 29, 2003 ("Amended Agreement").
RECITALS

WHEREAS, each Seller owns the number of shares of common stock of ADGI, par value $0.001 per share (the "Common Stock") and the percentage of the common stock of ADGI set forth opposite such Seller’s name on Schedule A attached hereto. The Common Stock owned by the Sellers represents at least 90% of the capital stock issued and outstanding of the Company, and referred to herein as (ADGI Common Stock).

WHEREAS, the Buyer has authorized for issuance the number of shares of ADGI Common Stock of LATI, par value $0.001 per share (the "LATI Shares"), set forth opposite each Seller’s name on Schedule A hereto.

WHEREAS, the Sellers wish to sell, and the Buyer wishes to purchase, the Common Stock for such number of LATI Shares set forth opposite each Seller’s name on Schedule A hereto.

NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the Parties approve and adopt this Agreement and mutually covenant and agree with each other as follows:

AGREEMENT

1.          Recitals. The recitals set forth in the forepart of this document are incorporated into this Agreement as though fully set forth in this paragraph number 1.

2.          Shares Acquired. In consideration of the issuance of the LATI Shares and in reliance on the representations, warranties and undertakings of the
Buyer herein, each Seller shall sell and transfer to Buyer on the Closing Date, and Buyer shall purchase from each Seller, the amount of ADGI
Common Stock set forth opposite such Seller’s name on Schedule A hereto, free and clear of all liens, claims, pledges, charges, agreements, and encumbrances of any kind whatsoever

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("Liens"). This ADGI Common Stock shall represent all of the capital stock of the Company. A detailed list of assets and liabilities of ADGI is provided in Schedule B. A summary breakdown of all ADGI’s material agreements along with a copy of each agreement is provided in Schedule C. A copy of ADGI’s most current financial statement is provided in Schedule D. Sellers and ADGI represent and warrant that the items and information contained in Schedules A-D are accurate and complete as of the date of this agreement and will remain accurate and complete or be amended to reflect accurate and complete information through the Closing Date.

3.          Consideration. In consideration of the transfer of the ADGI Common Stock to Buyer and in reliance on the representations, warranties and undertakings of the Sellers contained herein, the Buyer shall issue to each Seller, on the Closing Date, and the Sellers shall receive from the Buyer,
4,360,000 LATI Shares based on 100% of the issued and outstanding ADGI common stock being sold in proportion as set forth opposite each
Seller’s name on Schedule A hereto, free and clear of all Liens.

In addition, the Sellers shall be entitled to up to 4,200,000 additional shares of LATI common stock as follows:

a. 1,400,000 shares if the earnings of ADGI before interest, taxes, depreciation and amortization as calculated under generally accepted accounting procedures and, including any payments to Chariot Design LLC ("EBITDA") for the fiscal year ending April 30, 2005 equals or exceeds
    $450,000; or 700,000 shares if EBITDA for the fiscal year end April 30, 2005 equals or exceeds $350,000; or 350,000 shares if EBITDA for the fiscal year end April 30, 2005 equals or exceeds $250,000; or no shares if EBITDA is less than $250,000 for the fiscal year end April 30,
    2005.

b. 1,400,000 shares if the EBITDA of ADGI for the fiscal year ending April 30, 2006 equals or exceeds $900,000; or 700,000 shares if EBITDA for the fiscal year end April 30, 2006 equals or exceeds $700,000; or 350,000 shares if EBITDA for the fiscal year end April 30, 2006 equals or exceeds $450,000; or no shares if EBITDA is less than $450,000 for the fiscal year end April 30, 2006.

c. 1,400,000 shares if the EBITDA of ADGI for the fiscal year ending April 30, 2007 equals or exceeds $1,400,000; or 700,000 shares if EBITDA for the fiscal year end April 30, 2007 equals or exceeds $1,100,000; or 350,000 shares if EBITDA for the fiscal year end April 30, 2007 equals or exceeds $800,000; or no shares if EBITDA is less than $800,000 for the fiscal year end April 30, 2007.

In each case, the issuance of the additional shares referred to in subparagraphs a-c above assumes that the Sellers are in the employ of Buyer at the time of the fiscal year end described above and each, or its affiliates, have the relationships that they currently have with the Company at this time. A copy of LATI’s current 10KSB and first quarter 10QSB filed or to be filed with the Securities and Exchange Commission are attached hereto as Schedule E.

4.          Long Term Financing. Long term financing will be obtained through the sale of LATI common stock in a Regulation S offering. The closing of this agreement shall be specifically

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and exclusively conditioned upon obtaining a minimum funding as agreed by the parties and shall occur simultaneously therewith.

5.     Loan and Forgiveness. ADGI acknowledges receipt of $185,000 in bridge financing received from LATI, which loan and any notes issued thereupon shall be extinguished in full at closing.

6.          Closing. Subject to the conditions set forth herein, the purchase and sale of the Common Stock and the consummation of the other transactions referred to herein shall take place at the offices of Michael Cane, Esq., 2300 West Sahara, Suite 500, Las Vegas, Nevada 89102, upon receipt of the minimum amount of funding provided in paragraph 5 but no later than December 31, 2003, or at such other time and place as the Buyer and the Sellers mutually agree upon in writing (which time and place are designated as the " Closing " and the " Closing Date "). If the Closing does not occur prior to December 31, 2003, either party (provided such party did not breach any of its representations, undertakings or obligations hereunder) may terminate this Agreement by providing the other parties written notice of such termination. At the Closing, the Buyer shall deliver to each Seller, stock certificates(s) representing the LATI Shares (which shall have endorsed thereon the legends referred to in Section 7.21 hereof).. At the Closing, each Seller shall deliver to the Buyer stock certificate(s) representing the Common Stock owned by it free of any legends or Liens of any kind, together with stock powers executed by it with the signatures thereon guaranteed by a member of the New York Stock Exchange or a national bank in the United States. All of the certificates issued pursuant to this Section shall be issued in the names and the amounts set forth on Schedule A hereto.

7.  Representations, Warranties and Agreements of the Sellers.

The Sellers and ADGI, jointly and severally, hereby represent and warrant to, and agree with, the Buyer, except as set forth on the Schedule of Exceptions furnished to the Buyer and attached hereto as Schedule 1 , specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

           7.1     Organization, Good Standing and Qualification.The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Company and the Sellers has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. Each of the Company and the Sellers is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) (collectively, " Condition ").

           7.2     Capitalization.The authorized capital stock of the Company consists of and upon the consummation of the Closing shall consist of 10,000 shares of common stock, $0.001 par value per share, of which 3,000 are issued and outstanding. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or

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claims of any character relating to, its capital stock. There are no agreements among the shareholders of the Company with respect to the voting or transfer of the capital stock of the Company and none of its shareholders has preemptive rights. Schedule A hereto includes a complete and correct list as of immediately prior to the Closing, of the name of each of the Company shareholders and the number of shares of stock owned by such shareholder and the holders of any options or warrants. Each Seller is the record and beneficial owner of the shares of Common Stock set forth opposite such Seller’s name on Schedule A hereto, which are free and clear from any Liens. There is not outstanding any security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person or entity to acquire any of the Common Stock. The Common Stock has not been registered with the SEC or any state regulatory authority. None of the Sellers has granted any options or other rights to others to acquire equity interests in the Company or in their equity interests in the Company.

            7.3     Authority; Execution and Delivery; Requisite Consents, Non-violation. Each Seller has, and at the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by any of them, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of each of the Sellers. This Agreement is duly executed and delivered by each of the Sellers and is the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. As to the Company and each of the Sellers, the execution, delivery and performance of this Agreement, the consummation by each Seller of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by each Seller of the Common Stock) will not (a) except as set forth in Part 7.3 of Schedule 1 , require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign (" Governmental Authority ") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a " Person "); (b) contravene (i) any requirement of law to which it is subject, including without limitation the securities laws of any jurisdiction or the rules or regulations of any governmental entity or self regulatory body nor (ii) any judgment, decree, franchise, order or demand applicable to it; (c) conflict or be inconsistent with or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its properties or assets pursuant to the terms of any indenture, mortgage, deed of trust agreement or other instrument to which it is a party or bound or to which it may be subject or violate any provision of its organization documents. Neither the Company nor any of the Sellers is in default with respect to any applicable statute, rules, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over it which is likely to adversely affect its ability to perform its obligations hereunder and entering into this Agreement will not violate any of them.

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            7.4     Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

            7.5     Financial Information. As of the date hereof, Schedule D contains the following: balance sheets and statements of income, stockholder’s equity and cash flows as of, and for the fiscal years ended, March 31, 2000, March 31, 2001 and March 31, 2002, which have been reviewed by Berkowitz, Dick Pollack & Brank, Certified Public Accountants & Consultants, LLP, 200 South Biscayne Blvd, Sixth Floor, Miami, Florida 33131-9711, independent certified public accountants as well as the same financial information for the three month period ended June 30, 2003, which have not been reviewed. The financial statements of the Company, attached hereto as Schedule D, referred to individually and collectively, as "Financial Statements" are true, accurate and complete and fairly present the financial position of the Company and the results of operations and cash flows for the periods then ended and are consistent with the books and records of the Company and there are no material changes in the financial condition of the Company, since the date of those financial statements, except as set forth in Part 7.5 of Schedule 1 attached hereto. Prior to the Closing Date, the Sellers shall cause to be delivered to the Buyer the same financial statements audited by an independent certified public accountant acceptable to the Buyer. Each of the Financial Statements is true, complete and correct in all material respects, is consistent with the books and records of the Company and is in accordance with generally accepted accounting principles (except as otherwise expressly noted therein) consistently applied and fairly presents the Company’s financial condition, assets and liabilities as of their respective dates and the income, cash flows and stockholder’s equity for the periods related thereto. All amounts billed to the Company’s customers are reflected on the Financial Statements and all proper reserves and allowances have been taken and recorded therein.

            7.6     Certain Changes or Events.  Since June 30, 2003, (i) there has been no change in the condition of the Company, except for changes which have not been, in the aggregate, materially adverse to the Company; (ii) there has been no change of Laws (as defined herein), no revocation or change in any Contract (as defined herein) or Permit (as defined herein) or right to do business, and no other event or occurrence of any character, whether or not insured against, which has resulted, or could reasonably be expected to result, in a material adverse change in the Condition of the Company; (iii) the Company has not authorized or made any distributions, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has the Company redeemed, purchased or otherwise acquired, or issued or sold, any of its capital stock or other equity interests; (iv) Except as set forth in Part 7.6 of Schedule 1 , the Company has not entered into any material transaction, other than in the ordinary course of business and consistent with past practice; (v) except as set forth in Part 7.6 of Schedule 1 , the Company has not incurred any indebtedness for borrowed money or made any loans or advances to any Person; (vi) there has been no waiver by the Company of a material right or of a material debt owed to it; (vii) the Company has not failed to satisfy or discharge any Lien, except in the ordinary course of business and which is not material to the Condition of the Company (as such business is presently conducted and as it is proposed to be conducted); and (viii) there has been no material change in any compensation, arrangement or agreement with any employee, director, shareholders or Affiliate (as defined herein). " Affiliate " of a specified Person shall mean a Person that directly or indirectly through one or more intermediaries,

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controls or is controlled by, or is under common control with, the Person specified and, as to any Person that is an individual, such individual's spouse, parents, grandparents, siblings and lineal descendants.

            7.7     Title to Assets. The Company and each of the Sellers have good and marketable title to all of its assets and properties, free and clear of any Liens. With respect to any assets or properties it leases, the Company holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of the Company that are necessary for the conduct of its business as presently conducted or as proposed to be conducted by the Company are in good operating condition and repair, subject to ordinary wear and tear.

            7.8     Contracts.  The Company is not a party to, nor is either of its assets or properties bound by, or subject to, any contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") of the following types, except for those (the "Scheduled Contracts") listed in Part 7.8 of Schedule 1 hereto:

a.     any Contracts pursuant to which the Company, or another party thereto, is obligated to pay in excess of $10,000;

b.     any Contracts pursuant to which the Company acquired the right to use any Intellectual Property (as defined herein) or information that is material to or necessary in the business of the Company, or pursuant to which the Company has granted to others the right to use, or which otherwise relates to, its Intellectual Property;

3.     any Contracts (other than advances of expenses to employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyships or guarantees;

4.    any Contracts between the Company, on the one hand, and any of their respective officers, directors, employees or Persons that beneficially own in excess of 1.0% of the outstanding equity interest of the Company (each a "Principal Owner"), or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, on the other;

5.     any deferred compensation agreements, bonus, pension, profit sharing, stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and policies, retirement and severance plans and other employee compensation policies and agreements affecting employees of the Company;

6.     any Contracts with any labor union affecting employees of the Company;

7.     any Contracts that restrict the Company from freely engaging in business or competing anywhere; or

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8.     any Contracts that otherwise are material to the Condition of the Company.

All of the Scheduled Contracts are in full force and effect and constitute legal, valid and binding obligations of the Company and shall be as of the Closing, and, to the knowledge of the Sellers, the other parties thereto; the Company and, to the best knowledge of the Sellers, each other party thereto, has performed in all material respects all obligations required to be performed by it on or before the date hereof under the Scheduled Contracts, and no violation exists in respect thereof on the part of the Company or, to the knowledge of the Sellers, any other party thereto; none of the Scheduled Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Scheduled Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

                     7.9     Intellectual Property.  Set forth on Part 7.9 of Schedule 1 hereto is a true, correct and complete list of (i) all inventions (whether patentable or un-patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all re-issuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium) (collectively, the "Intellectual Property") of any kind in which the Company has an interest or which is otherwise used in, or relates to the business of the Company. Part 7.9 of Schedule 1 hereto also contains a true, correct and complete list of all licenses or agreements that in any way affect the rights of the Company to any of the Intellectual Property or any trade secret material of the Company (the "Intellectual Property Licenses").

The Company is the sole and exclusive owner, free and clear of all Liens, and has all right, title and interest in all of the Intellectual Property listed in Part 7.9 of Schedule 1 hereto and has secured duly authorized assignment of rights from all employees and independent contractors confirming that all Intellectual Property which they may have directly or indirectly worked on is owned by the Company.. With respect to any Intellectual Property or trade secret necessary to conduct its business, the Company owns or has the exclusive right to use such Intellectual Property or trade secret in its business. The Company owns or possesses sufficient licenses or other rights to use all Intellectual Property covered by its patents that are necessary to conduct the business of the Company as now being conducted and as proposed to be conducted by the Company.

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Each of the Intellectual Property Licenses is in full force and effect and constitutes a legal, valid, binding and enforceable obligation in accordance with its terms against the Company, and, to the knowledge of the Sellers, each other party thereto. The Company has performed all obligations imposed upon it under each of the Intellectual Property Licenses to which it is a party. Neither the Company nor, to the knowledge of the Sellers, any other party thereto is in default thereunder, nor, to the knowledge of the Sellers, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. The Company has not received any notice that any other party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Company in respect of any of the Intellectual Property or any trade secret material of the Company, except the Intellectual Property Licenses. No director, officer, shareholder, employee or other Affiliate of the Company owns, directly or indirectly, in whole or in part, any of the Intellectual Property or any trade secret material of the Company. None of the officers, employees, consultants, distributors, agents, representatives or advisors of the Company have entered into any agreement relating to the Company's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

The consummation of the transactions contemplated hereby will not alter or impair the rights of the Company to any of the Intellectual Property, any trade secret material to the Company, or under any of the Intellectual Property Licenses and each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing.

Neither the Company nor the Sellers, nor any Affiliates, officers, shareholders, directors or employees of each of them has disclosed any proprietary information relating to the Intellectual Property or the Intellectual Property Licenses to any person other than the Buyer and the employees, consultants, accountants, lawyers and other advisors of the Companies. Each of the Company, the Sellers and any Affiliates, officers, shareholders, directors or employees of each of them has at all times maintained reasonable procedures to protect and have enforced all trade secrets of the Company. Each of the Company, the Sellers and any Affiliates, officers, shareholders, directors or employees of each of them has disclosed trade secrets to other Persons solely as required for the conduct of the Company's business and solely under nondisclosure agreements that are enforceable by the Company. The Company is not under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property, any trade secret material of the Company or the Intellectual Property Licenses, nor is any other party to the Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to Intellectual Property, any trade secret material to the Company or the Intellectual Property Licenses to any Person, and no event has taken place, including the execution and delivery of this Agreement and the transactions contemplated hereby or any related change in the business activities of the Company, that would give rise to such obligation.

Neither the Company nor any of the Sellers has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of

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the Sellers, the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party).

With respect to each item of Intellectual Property required identified on Part 7.9 of Schedule 1 : (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iii) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

No claim with respect to the Intellectual Property, any trade secret material to the Company, or any Intellectual Property License which would adversely affect the ability of the Company to conduct its business as presently conducted and as proposed to be conducted is currently pending or, to the knowledge of the Sellers, has been asserted, or overtly threatened by any Person, nor does any of the Sellers know of any grounds for any claim against the Company, (A) to the effect that any operation or activity of the Company presently occurring or contemplated, including, inter alia , the manufacture, use or sale of any product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to the Company; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of the Company; or (D) challenging the license of the Company or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

None of the Sellers is aware of any presently existing United States or foreign patents or any patent applications, which if issued as patents would be infringed by any activity contemplated by the Company.

All the patents and patent applications of the Company (the "Patents and Applications") have been properly prepared and filed on behalf of the Company and are being diligently pursued by the Company. The inventions described in the Patents and Applications are assigned or licensed to the Company and no other entity or individual has any right or claim in any of the inventions, Patents and Applications or any patents to be issued therefrom. The Sellers are not aware of any material defects in any of the Patents and Applications which would cause any of them to be held invalid or unenforceable. There is no objection or proceeding, pending or threatened, that would affect the validity of any patent issued pursuant thereto.

Except in connection with the prosecution of the patent applications listed on Part 7.9 of Schedule 1 attached hereto, there are no pending judicial or governmental proceedings, including but not limited to interferences and oppositions, relating to any of the Patents and Applications or any other proprietary information to which the Company is a party or by which any property (such term "property" specifically to include rights pursuant to licenses or options or other rights

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to acquire licenses) of the Company are subject, and no such proceedings are threatened or contemplated by Governmental Authorities or other Persons.

None of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has any knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of the Company.

7.10    Labor Relations; Employees.

Part 7.10 of Schedule 1 attached hereto (i) sets forth the name, date of employment, job title, the monthly compensation, and any bonuses of each regular, full-time and part-time employee of the Company as of the date hereof; (ii) lists all employment, managerial, advisory, and consulting agreements, employee confidentiality or other agreements protecting proprietary processes, formulae, or information to which the Company is a party, and any employee handbook(s) published by the Company; (iii) lists every employee of the Company on authorized leaves of absence who has a right to return to employment, every contract employee or temporary employee; and (iv) sets forth the name, office and years of service for each officer and each director of the Company.

The Company is not in violation of any federal, state or other applicable Law respecting employment, social security or employment practices relating to its own employees or to the employees of any of its subcontractors.

The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees, (ii) there is no unfair labor practice complaint against the Company pending before any Governmental Authority, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Sellers, threatened against or involving the Company, (iv) the Company is not a party to or bound by any collective bargaining agreement and neither any grievance nor any arbitration proceeding arising out of or under a collective bargaining agreement is pending and, to the knowledge of the Sellers, no such claim has been asserted, (v) no labor union currently represents the employees of the Company and, to the knowledge of the Sellers, no labor union has taken any action with respect to organizing the employees of the Company, (vi) no key employee has informed the Company that such employee will or may terminate his or her employment or engagement with the Company and (vii) except as otherwise described in this Agreement, there are no payments of benefits to the employees of the Company above or different from the statutory benefits corresponding under the applicable labor law.

The Company has filed or caused to be filed all social security returns required under the statutes, rules or regulations of the jurisdiction of its incorporation and all other applicable jurisdictions. All amounts shown in said returns to be due and all additional demands received prior to the date hereof have been paid in due time and all withholdings required to be made prior to the date hereof have been duly made and paid in due time. The amounts set up as accruals for

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social security contributions in the Financial Statements are sufficient for the payment of all accrued and not yet paid amounts.

               7.11     Litigation. Except as set forth in Part 7.11 of Schedule 1: (i), there is no action, suit, proceeding, investigation or governmental approval process (collectively, " Actions ") pending or, to the best knowledge of the Sellers, threatened or which could be threatened against the Company, or affecting any of the properties or assets of the Company (including, without limitation, any of its Permits) which individually or in the aggregate could have a material adverse effect on the Condition of the Company, nor is there any basis for any such Action; and (ii) to the knowledge of the Sellers, there is no Action against any director, officer or employee of the Company in connection with the business of such Company which, in the event of an adverse judgment against any such Person, could have a material adverse effect on the Condition of the Company, nor is there any basis for any such Action. The foregoing includes, without limitation, any Action pending or, to the Sellers’ knowledge, threatened (or any basis therefor known to the Company) involving the prior employment of any employees of the Company, their use in connection with the business of the Company of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any of its respective assets or properties, nor, in connection with its business, any shareholder, director, officer or employee of the Company, is subject to any order, judgment, writ, injunction, compliance agreement, decree, ruling or decision (collectively, an " Order ") of any Governmental Authority which is material to the Condition of the Company. There is no Action by the Company currently pending or which the Company intends to initiate, which is material to the Condition of the Company.

               7.12     Compliance with Laws; Permits. Except as described in Part 7.12 of Schedule 1 , the Company has not violated or failed to comply with, in any material respect, any law, statute, treaty, ordinance, rule, regulation or policy, domestic or foreign, of any Governmental Authority (collectively, " Laws ") to which it or any of its properties or assets is subject. The Company has all federal, state, local and foreign government licenses, permits, orders, certificates authorizations and approvals of any Governmental Authority (collectively, the " Permits ") that are necessary for the conduct of its business as presently conducted except to the extent the failure to have any such Permit would not materially adversely affect the Condition of the Company; all such Permits are, and as of the Closing will be, in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits; there are no proceedings pending, or to the knowledge of the Sellers, threatened, to revoke, suspend or limit any such Permit, nor to the knowledge of any Sellers is there any reasonable basis therefor. All applications, reports, notices and other documents required to be filed by the Company with all Governmental Authorities on or before the date hereof have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof, except to the extent the failure to timely make such filings or the incompletion of such filing would not materially adversely affect the Condition of the Company. With respect to any required Permits, applications for which are either pending or contemplated to be made pursuant to the business strategy of the Company, none of the Sellers knows of any reason why such Permits should not be approved and granted by the appropriate Governmental Authority. Neither the Company nor any of its officers or agents has made any illegal or improper payments to, or provided any illegal or improper inducement for, any governmental official or other Person in an attempt to influence any such Person to take or to refrain from taking any action relating to

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the Company. Part 7.12 of Schedule 1 also lists all Permits of the Company that are required for the conduct of its business.

               7.13     Taxes. Except as set forth on Part 7.13 of Schedule 1: (i) all foreign and domestic federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other tax returns, reports and statements required to be filed by the Company in those or in any other foreign or domestic jurisdiction (collectively, " Returns ") have been timely filed; (ii) all such Returns are true, correct and complete in all material respects; (iii) all taxes, assessments, fees, interest, penalties and other charges of kind whatsoever (collectively, " Taxes ") due or claimed to be due from the Company have been paid except to the extent properly reserved against on the Financial Statements; and (iv) no income tax return of the Company has been audited by any Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for the Company for any period.

               7.14     Books and Records. The books of account, ledgers and records of the Company accurately and completely reflect in all material respects all information relating to its business, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable. The minute books of the Company fully set forth all action taken by the Board of Directors, shareholders and, if any, executive board (or other committee thereof) of the Company.

               7.15     Transactions with Affiliates. The Company does not have any obligation to or claim against any past or present Principal Owner of the Company, or any of such Principal Owner's Affiliates, associates or relatives, and no such Person has any obligation to or claim against the Company. All products, services or benefits provided to the Company by any such Person, or provided by the Company to any such Person, are set forth in Part 7.15 of Schedule 1 and are provided at a charge equal to the fair market value of such products, services or benefits. No past or present Principal Owner of the Company, nor any of such Principal Owner's Affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity, which is competitive with the Company.

               7.16      Brokers or Finders. Seller has not and will not enter into any agreement pursuant to which the Company or any of the Sellers will be liable, as a result of the transactions contemplated by this Agreement, for any claim of any person for any commission, fee or other compensation as finder or broker.
.
               7.17     Employment of Officers, Employees and Consultants. To the knowledge of the Sellers, no third party has any valid claim against the Company, the Buyer or any Designated Person (as hereinafter defined) with respect to: (a) the continued employment by, or association with, the Company, of any of the present officers or employees of or consultants to the Company (collectively, the " Designated Persons ") or (b) the use, in connection with the business of the Company as presently conducted or proposed to be conducted by the Company or any of the Designated Persons of any information which the Company or any of the Designated Persons would be prohibited from using under any prior agreements or arrangements or any legal

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considerations applicable to unfair competition, trade secrets or proprietary information. Each employee and consultant of the Company has executed an agreement with the Company (in form and substance satisfactory to the Buyer) agreeing to maintain the confidentiality of proprietary information and agreeing to assign certain inventions to the Company.

               7.18     Insurance. The Company presently maintains and has maintained in effect since its formation all the insurance policies required by applicable law or reasonably appropriate in connection with the operation of its business as presently conducted.

               7.19     Absence of Undisclosed Liabilities. The Company does not have any obligation, indebtedness, commitment, guaranty, and other item constituting a liability under GAAP, whether direct or indirect, absolute, accrued, contingent, or otherwise, and whether due or to become due (each, a "Liability") of any nature whatsoever except for (a) Liabilities reflected or reserved against in the balance sheet as of June 30, 2003 (the "Balance Sheet"), or (b) Liabilities and obligations incurred by the Company and not required by GAAP to be set forth in the Balance Sheet for the appropriate period, or (c) Liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Balance Sheet. For purposes hereof, "GAAP" means generally accepted accounting principles consistently applied.

               7.20     Disclosure. In connection with the purchase of the Common Stock by the Buyer as contemplated hereby, the Company and the Sellers have disclosed to the Buyer all material facts and information concerning the Company, its Condition and the Common Stock, and have not made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein not misleading. There is no fact or circumstance which has, or is reasonably likely to have, an adverse effect on the Company which has not been disclosed herein.

7.21     Security Matters.

The LATI Shares are received by each of the Sellers for investment purposes for its own account, and not with the view to, or for resale in connection with, any distribution thereof. Seller understands that the LATI Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder.

Each of the Sellers acknowledges that the LATI Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Each of the Sellers has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Buyer and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. All shares of stock issued to ADG (or otherwise restricted herein) will be subject to a lock up agreement with the percentage of shares released for unrestricted transactions as follows: Year 1 ten (10) percent, Year 2 twenty (20) percent, Year 3 thirty (30) percent and Year 5 one hundred (100) percent.

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Each Seller is a sophisticated investor with knowledge and experience in business and financial matters and is able to bear the economic risk and lack of liquidity inherent in owning the LATI Shares.

Each Seller has received and carefully reviewed (i) Buyer's most recent SEC filings, and (ii) all other information filed by Buyer pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Each Seller is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure of the exhibits and schedules hereto and each Seller, as applicable, must forego the LATI Shares, if any, that such a review would provide.

Each Seller understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on nor has it ruled on the tax consequences of the transactions contemplated hereby.

Each Seller represents and covenants that it is and "Accredited Investor" as the term is defined in Rule 501(a) of Regulation D under the Securities Act.

Each Seller understands and agrees that, notwithstanding any exemptions under the securities laws of the United States or otherwise that none of them shall sell, transfer or encumber any of the LATI Shares for a period of one year after the Closing hereunder and between the first year and second year anniversary of the Closing, and subject to the laws of the United States they may sell 10% of such shares; 20% after two years; 30% after three years and the balance after four years. All of the foregoing is subject to volume limitations on trading and the laws of the United States.

Each Seller understands that all certificates for the LATI Shares shall bear a legend in substantially the following form:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

"THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD OR ENCUMBERED FOR PERIODS OF UP TO FIVE YEARS AS SET FORTH IN AN AGREEMENT BETWEEN LEGAL ACCESS TECHNOLOGIES, INC. AND THE HOLDER OF THESE SECURITIES, DATED AS OF SEPTEMBER 25, 2003."

8.   Representations, Warranties and Agreements of the Buyer.

The Buyer, hereby represents and warrants to, and agrees with, each of the Sellers as follows:

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          8.1     Organization, Good Standing and Qualification. Buyer, is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. Buyer has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Buyer is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its Condition.

         8.2     Capitalization. The authorized capital stock of Buyer consists of (i) 100,000,000 shares of common stock, $0.001 par value per share, and (ii) no preferred stock. All of the outstanding shares have been duly and validly issued, are fully paid and non-assessable. Upon the consummation of the Closing, all of the outstanding LATI Shares shall be duly and validly issued and will be fully paid and non-assessable. The LATI Shares are free and clear from any Liens and Buyer shall deliver to each Seller , as applicable, certificate(s) representing the LATI Shares.

          8.3     Authority; Execution and Delivery; Requisite Consents, Non-Violation. Buyer has, and at the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by it, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of each of the Buyer. This Agreement is duly executed and delivered by the Buyer and the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance of this Agreement, the consummation by the Buyer of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by the Buyer of the LATI Shares) will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any Governmental Authority or any other Person; (b) contravene (i) any requirement of law to which it is subject, including the securities laws of any jurisdiction or the rules or regulations of any governmental entity or self regulatory body nor (ii) any judgment, decree, franchise, order or demand applicable to it (c) conflict or be inconsistent with or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its properties or assets pursuant to the terms of any indenture, mortgage, deed of trust agreement or other instrument to which it is a party or bound or to which it may be subject or violate any provision of its organization documents. Buyer is not in default with respect to any applicable statute, rules, writ, injunction, decree, order or regulation of any governmental authority having jurisdiction over it which is likely to adversely affect its ability to perform its obligations hereunder and entering into this Agreement will not violate any of them.

         8.4     SEC Filings. Financial Statements. Buyer has filed all reports required to be filed by it with the SEC since June 30, 2003 (collectively, the "Buyer SEC Reports"). As of the respective dates they became effective, the Buyer SEC Reports which were filed pursuant to

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the Securities Act and as of the respective dates of filing of the last applicable amendment thereto the Buyer SEC Reports which were filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than as described in a separate letter that the Sellers acknowledge having received on the date hereof, to the Knowledge of the Buyer, the financial statements of Buyer included in the Buyer SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended, except that in the case of the unaudited consolidated financial statements included in any form 10-QSB, the presentation and disclosure conform with the applicable rules of the Securities Exchange Act of 1934 and are subject to year-end adjustments.

         8.5     No Brokers or Finders. Buyer has not and will not enter into any agreement pursuant to which the Company or any of the Sellers will be liable, as a result of the transactions contemplated by this Agreement, for any claim of any person for any commission, fee or other compensation as finder or broker.

Nothing contained in this Section 8 shall in any respect limit or modify the representations, warranties and agreements of the Sellers in Section 7 of this Agreement or the right of the Buyer to rely thereon.

9.                 Conditions of Buyer's Obligations at Closing.

The obligation of Buyer to purchase the Common Stock to be purchased by it at the Closing is subject to the fulfillment, to Buyer's satisfaction, prior to or at the Closing, of each of the following conditions:

         9.1     Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date, as if made on and as of such date.

         9.2     Performance. The Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         9.3     Stock Certificates, Etc. At the Closing, the Sellers shall have tendered to the Buyer a certificate representing shares of Common Stock, together with a stock power, in accordance with Section 2 hereof. All certificates delivered by the Sellers shall be in form and substance satisfactory to the Buyer and sufficient to transfer to and vest in Buyer good and valid title to such Common Stock, free and clear of any Lien to all of the capital stock of the Company.

         9.4     No Material Adverse Change. There shall not have occurred any material adverse change in the Condition of the Company since the date hereof.

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         9.5     Consents. The Sellers shall have obtained all consents, approvals or waivers from Governmental Authorities and third Persons necessary for the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby, all without material cost or other adverse consequences to the Company.

         9.6     No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

         9.7     Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Buyer and its counsel, and the Buyer shall have received all such counterpart originals or certified or other copies of such documents as the Buyer may reasonably request.

         9.8     Employment Agreements. At the Closing, ADGI shall enter into employment agreements with David A. Ruben, Robert Noe, and Bobbie Brockes in the forms attached hereto as Exhibit B, Exhibit B-1,Exhibit B-2 , and Exhibit B-3 containing, without limitation, provisions with regard to non-competition, non-solicitation, and inventions, in each case in form and substance satisfactory to the Buyer.

10.     Conditions of the Sellers' Obligations at Closing.

The obligations of the Sellers to the Buyer under this Agreement are subject to the fulfillment, to Sellers' satisfaction, prior to or at the Closing, of each of the following conditions:

        10.1     Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

       10.2     Performance. The Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

       10.3     Payment of the Common Stock. At the Closing, the Buyer shall have tendered to each of the Sellers a certificate(s) representing LATI Shares in accordance with Section 3 hereof. All certificates delivered by the Buyer shall be in form and substance satisfactory to the Sellers and sufficient to transfer to and vest in the Sellers good and valid title to such LATI Shares, free and clear of any Lien.

       10.4     No Material Adverse Change. There shall not have occurred any material adverse change in the Condition of the Buyer since the date hereof, except that Buyer may settle its current debt obligation with its officers by issuing the officers all of its stock in its non-operating subsidiary, Perspectives Health Management Corporation, containing certain aged hospital receivables of that company.

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       10.5     No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

      10.6     Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Sellers and their counsel, and the Sellers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

      10.7     Related Documents. The Pledge Agreement shall have been executed and delivered by the Sellers and the Buyer and in full force and effect.

11.     Miscellaneous .

11.1     Indemnification.
The Sellers, jointly and severally, agree to indemnify the Buyer and each officer, director, employee, agent, partner, shareholder and affiliate of the Buyer (collectively, the "Buyer Indemnified Parties") for, and hold each Buyer Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Buyer Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred and are referred to as "Indemnified Costs")), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Sellers herein or in any documents related hereto, (b) any breach or non-fulfillment of any covenant or agreement made by the Sellers herein, and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Sellers in connection with the sale of the LATI Shares.

As security for the accuracy of the representations, warranties and undertakings of the Sellers, the parties shall execute the Pledge Agreement on the Closing Date, under which the Sellers will pledge to the Buyer, in the aggregate, 4,360,000 LATI Shares as described in Exhibit C hereto, plus such other securities as set forth in the Pledge Agreement (the "Pledge Shares"). These shares shall be held without voting rights and then release following the deposit of $5,000,000 in funding under the LATI Regulation S offering.

The Buyer agrees to indemnify the Sellers and each officer, director, employee, agent, partner, shareholder and affiliate of each of the Sellers (collectively, the "Sellers Indemnified Parties") for, and hold each Sellers Indemnified Party harmless from and against any Indemnified Costs arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Buyer herein or in any documents related hereto and (b) any breach or non-fulfillment of any covenant or agreement made by the Buyer herein.

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              11.2     Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall survive the transfer and payment for the Common Stock and the consummation of the transactions contemplated hereby for a period of 12 months, unless a claim is made prior thereto; provided, however, that neither a Buyer Indemnified Party nor a Sellers Indemnified Party shall be entitled to make any claim under Section 11.1 hereof unless the aggregate amount of all Indemnified Costs incurred by such party as a result of all misrepresentations and breaches of the other party(ies) hereto is equal to or greater than $50,000 in which case such Buyer Indemnified Party or Sellers Indemnified Party will be entitled to the amount of its claim in excess of $50,000; and further provided, that a Buyer Indemnified Party’s only recourse and remedy under this Agreement shall be limited to the Pledged Shares.

              11.3     Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. Any assignees or successors shall take any such assignment(s) subject to all obligations of the assigning or original party and subject to any and all defenses. Nothing herein shall relieve an assigning party of its obligations under this Agreement. Notwithstanding the foregoing, the Sellers may not assign their rights or obligations hereunder in any respect.

              11.4     Amendment; Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Sellers and the Buyer. Any amendment or waiver affected in accordance with this paragraph shall be binding upon each Seller and the Buyer.

              11.5     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of Nevada, without regard to conflicts of law principles. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in the U.S. District Court for the District of Nevada or, if such Court lacks subject matter jurisdiction, in the court of general jurisdiction in Clark County, Las Vergas, Nevada.. Each of the parties waives any right to object to the jurisdiction or venue of either of such Courts or to claim that such Courts are an inconvenient forum
11.6    Notices.
All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

(i)     If to the Buyer, to it at the following address:

        Legal Access Technologies, Inc.

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        2300 West Sahara, Suite 500
        Las Vegas, Nevads 89102

        Fax:  (702) 312-6249
        Attention:  Michael Cane, President

(ii)    If to any Sellers, to it at the address set forth below its name on the signature page hereto.

           11.7     Integration  This Agreement and the documents referred to herein or delivered pursuant hereto or pursuant to such documents, including all exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to their subject matter.

          11.8     Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          11.9     Descriptive Headings The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         11.10     Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE BUYER:
LEGAL ACCESS TECHNOLOGIES, INC. ("LATI")
By: /s/ Michael Kyleen Elisabeth Cane
Name: Michael Kyleen Elisabeth Cane
Title: President

SELLERS: By: /s/ David A. Ruben
David A. Ruben, Individually Representing 91.6% of the Company COMPANY: AMERICAN DESIGN GROUP, INC. ("ADGI") By: /s/ David A. Ruben Name: David A. Ruben Title: President and CEO
Address: 1007 Sunrise Sunrise, FL 33326 Fax: (954) 472-7773
With a copy to: David Friedman, Esq. 4651 Sheridan Street, Suite 325 Hollywood, FL 33021 Fax: 954 962 3803

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CONTRACTUAL
ATTACHMENTS

EXHIBIT LIST

Exhibit B   Form of Employment Agreement for David A. Ruben
Exhibit B-1                     Form of Employment Agreement for Robert Noe
Exhibit B-2                     Form of Employment Agreement for Bobbie Brockes
Exhibit C                        Form of Pledge Agreement

SCHEDULE LIST

Schedule A        Schedule of Sellers shares of ADGI and LATI shares
Schedule B                    Assets and Liabilities of ADGI
Schedule C       Material Contracts of ADGI
Schedule D       ADGI Financials
Schedule E                     LATI 10KSB and 10QSB
Schedule 1                     Schedule of Exceptions

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